================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               NETVANTAGE, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies: _______

     (2) Aggregate number of securities to which transaction applies: __________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction: ______________________

     (5) Total fee paid: _______________________________________________________

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: _______________________________________________

     (2) Form, Schedule or Registration Statement No.: _________________________

     (3) Filing Party: _________________________________________________________

     (4) Date Filed: ___________________________________________________________

                               NETVANTAGE, INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JULY 29, 1997

                               ----------------

TO THE STOCKHOLDERS:

  The Annual Meeting ("Annual Meeting") of Stockholders of NetVantage, Inc. (the "Company"), a Delaware corporation, will be held at the Company's principal executive offices located at 201 Continental Boulevard, Suite 201, El Segundo, California 90245-4427 on Tuesday, July 29, 1997 at 10:00 a.m., local time, for the following purposes:

  1. To elect five directors to serve until the 1998 annual meeting and their successors have been elected and qualified.

  2. To approve the Company's 1997 Equity Incentive Plan.

  3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

  Only stockholders of record at the close of business on June 2, 1997, shall be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. All such stockholders are cordially invited to attend the Annual Meeting in person. Any such stockholder may vote in person even if the stockholder has previously signed and returned a proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          /s/ Stephen R. Rizzone
                                          Stephen R. Rizzone
                                          Chairman of the Board, President and
                                          Chief Executive Officer

El Segundo, California
June 27, 1997

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO EXECUTE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE IN ORDER THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE ANNUAL MEETING.

                               NETVANTAGE, INC.
                     201 CONTINENTAL BOULEVARD, SUITE 201
                       EL SEGUNDO, CALIFORNIA 90245-4427

                               ----------------

                                PROXY STATEMENT

                               ----------------

  This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of NetVantage, Inc. (the "Company"), a Delaware corporation, for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's principal executive offices located at 201 Continental Boulevard, Suite 201, El Segundo, California, 90245-4427, on Tuesday, July 29, 1997 at 10:00 a.m. local time and any adjournments thereof for purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. These proxy solicitation materials are being mailed to all stockholders entitled to vote beginning on or about June 27, 1997.

                                    GENERAL

PURPOSE

  The purpose of the Annual Meeting is to consider and vote upon proposals to:
(i) elect five directors to serve until the next annual meeting and their successors have been elected and qualified; (ii) approve the NetVantage, Inc. Equity Incentive Plan (the "1997 Equity Plan"); and (iii) transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

RECORD DATE AND OUTSTANDING SHARES

  Only holders of record of Common Stock of the Company at the close of business on June 2, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of the Record Date, there were outstanding 9,932,357 shares of Class A Common Stock, par value $0.001 per share; 425,494 shares of Class B Common Stock, par value $0.001 per share; and 540,995 shares of Class E Common Stock, par value $0.001 per share.

  Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held by such holder. Each holder of Class B or Class E Common Stock is entitled to five votes for each share of such stock held by such holder. The Class A, Class B and Class E Common Stock vote together on all matters as a single class.

REQUIRED VOTE

  The required quorum for the transaction of business at the Annual Meeting is a majority of the voting power of the shares of Class A, Class B and Class E Common Stock outstanding on the Record Date. The Company intends to include abstentions and broker non-votes as present or represented for purposes of establishing a quorum for the transaction of business.

  Persons receiving a plurality of the votes cast at the Annual Meeting will be elected directors. Plurality means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting. Consequently, any shares not voted (whether by abstention, broker non-votes or otherwise) have no impact on the election of directors.

  Approval of all other matters presented for consideration requires the affirmative vote of the majority of the voting power of the shares present in person or represented by a properly executed proxy at the Annual Meeting. Abstentions are counted as votes against a proposal for purposes of determining whether or not a proposal has been approved, whereas broker non-votes are not counted for purposes of whether a proposal has been approved.

PROXIES

  All shares of Class A, Class B and Class E Common Stock that are entitled to vote and are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not duly and timely revoked will be voted at the Annual Meeting in accordance with the instructions indicated on such proxies. If no such instructions are indicated, such proxies will be voted to (i) elect the five nominated directors and (ii) approve the 1997 Equity Plan.

  If any other matters are properly presented for consideration at the Annual Meeting (or any adjournments thereof) including, among other things, consideration of a motion to adjourn the Annual Meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the proxy holders will vote on such matters in their discretion.

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy; (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company, before the taking of the vote at the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

  Five directors of the Company are to be elected at the Annual Meeting to hold office until the next annual meeting and their successors have been elected and qualified. Unless otherwise instructed, the proxy holders will vote all proxies for the five nominees named below. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. Stockholders do not have the right to cumulate their votes in the election of directors.

  The following table sets forth certain information with respect to the nominees:

                                                                       DIRECTOR
               NAME             AGE   POSITION(S) WITH THE COMPANY      SINCE
               ----             ---   ----------------------------     --------
   Stephen R. Rizzone..........  48 Chairman of the Board, President     1995
                                     and Chief Executive Officer
   Carlos A. Tomaszewski(a)(b).  66 Director of the Company              1991
   Seiji Uehara................  50 Director of the Company              1996
   Richard N. Tinsley..........  33 Director of the Company              1997
   John E. Marman(a)(b)........  55 Director of the Company              1997

--------
(a) Member of the Compensation Committee

(b) Member of the Audit Committee

  Stephen R. Rizzone joined the Company and was elected President, Chief Operating Officer and a director in December 1995. He became Chairman of the Board and Chief Executive Officer in March 1996 and served as the acting Chief Financial Officer from January 1997 until June 1997. From February 1995 to October 1995, Mr. Rizzone was Senior Vice President, World Wide Field Operations of Retix ("Retix"), a publicly traded company involved in the manufacture and sale of multiprototcol routers, Ethernet switches, remote and local bridges, ISDN access devices and fiber transport products. From April 1990 until February 1995, he was Senior Vice President, Field Operations of MAKE Systems, Inc., a software developer of computer aided network design and simulation products for the LAN/WAN communications industry. Prior to April 1990, Mr. Rizzone held various executive positions at 3Com Corporation, Bridge Communications and Timeplex, Inc. Under his employment agreement with the Company, Mr. Rizzone is entitled to retain the position of Chairman of the

Board until December 31, 2001, unless such employment agreement is earlier terminated in accordance with its provisions. See "Executive Compensation-- Employment and Severance Agreements and Arrangements" below.

  Carlos A. Tomaszewski was Chairman of the Board of Directors of the Company from its inception in March 1991 until October 1994. From 1985 to May 1991, he served as Chairman of the Board and a Principal Systems Architect of Retix.

  Seiji Uehara has served on the Board of Directors of the Company since January 1996. Since early 1997, Mr. Uehara has been the principal owner and President of Telecom Device K.K., a distributor of network equipment, headquartered in Japan. From 1991 to early 1997, Mr. Uehara was President of NextCom K.K., a network systems integrator and a customer of the Company, headquartered in Japan. From 1989 to 1990, Mr. Uehara was President of Ungerman-Bass K.K., a wholly owned subsidiary of Ungerman-Bass Networks, Inc. ("UB"), a customer of the Company.

  Richard N. Tinsley has served on the Board of Directors of the Company since May 1997. Since June 1995, Mr. Tinsley has served as Vice President and General Manager of the Video, Voice, Image, and Data ("VIVID") business unit at Newbridge Networks Corporation ("Newbridge"), the parent company of UB. Under a 1995 stock purchase agreement with the Company, UB has the right until July 1997 to designate one candidate to the Board of Directors of the Company and, on May 1, 1997, it designated Mr. Tinsley as such director. Mr. Tinsley joined Newbridge in September 1993 as Director of Marketing and in February 1994 became Assistant Vice President of Product Management. Prior to joining Newbridge, Mr. Tinsley served as Director of Marketing at Transwitch Corporation from June 1992 to July 1993. Prior to joining Transwitch Corporation, he was Business Development Manager at Texas Instruments from January 1989 through May 1992. He is also a director of Kaspia Systems, a manufacturer of network monitoring software.

  John E. Marman has served on the Board of Directors since June 1997. Since June 1990, Mr. Marman has been the principal owner and President of JEM Associates, an independent consulting firm which provides marketing and management assistance to emerging high-technology companies. From January 1992 to April 1993, Mr. Marman also served as Vice President of Marketing for Gain Technology, Inc., a developer and distributor of an object-based multimedia application development system for the Unix environment, which was acquired by the Sybase Corporation in October 1992. From November 1985 to June 1990, he was Senior Vice President of Sales, Marketing and Services for 3Com Corporation, a publicly traded company, which distributes local area networks and network access systems.

  There are no family relationships between any of the directors or the executive officers of the Company.

COMMITTEES OF THE BOARD AND ATTENDANCE AT MEETINGS

  As of December 31, 1996, the Board's Compensation Committee and Audit Committee each consisted of one member, Carlos A. Tomaszewski. In June 1997, John E. Marman was also appointed to both Committees. The Compensation Committee makes recommendations concerning salaries and incentive compensation for executive officers of the Company. The principal functions of the Audit Committee are to recommend engagement of the Company's independent auditors, to consult with the Company's auditors concerning the scope of the audit and review with them the results of their examination, to review and approve any material accounting policy changes affecting the Company's operating results and to review the Company's financial control procedures and personnel. The Company does not have a nominating committee or a committee performing the functions of a nominating committee.

  During the year ended December 31, 1996, the Board of Directors met eight times, the Compensation Committee met two times and the Audit Committee met two times. During 1996, no director attended fewer than 75% of the total number of meetings of the Board of Directors and the committees of which he was a member.

DIRECTOR COMPENSATION

  Directors do not receive any cash compensation for their services as members of the Board of Directors, although they are reimbursed for their reasonable expenses in attending Board and committee meetings. Directors are not precluded from serving the Company in any other capacity and receiving compensation therefor.

  In June 1997, Carlos A. Tomaszewski and John E. Marman were each granted non-qualified options to purchase 20,000 shares of Class A Common Stock, at an exercise price of $7.875 per share, under the 1997 Equity Plan, subject to approval of the 1997 Equity Plan by the Company's stockholders. Such options become exercisable on the earlier of June 4, 1998 or a reorganization of the Company, expire on June 4, 2003, and are subject to early termination in the event that the option holder ceases to be a director. The exercise price of the options was the fair market value of the Class A Common Stock at the date of grant.

                              SECURITY OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding ownership of shares of Common Stock as of June 2, 1997 for (i) each director and nominee for director of the Company, (ii) each individual named in the "Summary Compensation Table" below, (iii) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares, and (iv) all directors and executive officers as a group. Except as otherwise indicated, each stockholder has sole voting and investment power with respect to the shares beneficially owned, subject to community property where applicable. Each outstanding share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock or Class E Common Stock is entitled to five votes.

                                                                     PERCENTAGE
                                             NUMBER OF    PERCENTAGE OF VOTING
NAME OF BENEFICIAL OWNER                      SHARES       OF CLASS    POWER
------------------------                     ---------    ---------- ----------
Stephen R. Rizzone.........................    695,300(1)    6.00%      8.54%
 201 Continental Boulevard, Suite 201
 El Segundo, California 90245-4427
Aubrey C. Brown............................     24,514(2)      *          *
George M. Pontiakos........................     12,500(3)      *          *
Carlos A. Tomaszewski......................    155,251(4)    1.42%      4.19%
Seiji Uehara...............................    854,993(5)    7.84%      5.79%
 Telecom Device K.K.--4F Miyanaga Bldg.
 1-5-12 Motoakasaka Minato-ku, Tokyo 107
 Japan
Richard N. Tinsley.........................        --
John E. Marman.............................        --
Errol Ginsberg.............................     15,000(6)      *          *
Thomas V. Baker............................        -- (7)
All directors and executive officers as a
 group (9 persons)(1)(2)(3)(4)(5)(6)(7) ...  1,757,558      15.09%     18.05%

--------
 * Holds less than 1%.

(1) Represents 1,300 shares of Class A Common Stock; and 546,100 shares of Class A Common Stock, 98,600 shares of Class B Common Stock and 49,300 shares of Class E Common Stock which such person or his spouse has the right to purchase within 60 days of June 2, 1997, pursuant to the exercise of outstanding options and warrants.

(2) Represents 18,958 shares of Class A Common Stock, 3,704 shares of Class B Common Stock and 1,852 shares of Class E Common Stock which such person has the right to purchase within 60 days of June 2, 1997, pursuant to the exercise of outstanding options (some of which options lapse during the 60-day period). As of June 23, 1997, Mr. Brown was no longer employed by the Company.

(3) Represents 12,500 shares of Class A Common Stock which such person has the right to purchase within 60 days of June 2, 1997, pursuant to the exercise of outstanding options.

(4) Represents 39,516 shares of Class A Common Stock, 58,535 shares of Class B Common Stock and 57,200 shares of Class E Common Stock, most of which are held by Microprocessor Associates, which is 90% owned by Mr. Tomaszewski.

(5) See "Certain Relationships and Related Transactions."

(6) Represents 15,000 shares of Class A Common Stock which such person had the right to purchase until June 18, 1997, pursuant to the exercise of outstanding options. As of March 18, 1997, Mr. Ginsberg was no longer employed by the Company.

(7) As of January 22, 1997, Mr. Baker was no longer employed by the Company.

                            EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

  The following table sets forth the names, ages and titles of the current executive officers of the Company. Officers are elected by and serve at the discretion of the Company's Board of Directors.

               NAME             AGE                   POSITION
               ----             ---                   --------
   Stephen R. Rizzone..........  48 Chairman of the Board, President and Chief
                                     Executive Officer
   George M. Pontiakos.........  38 Senior Vice President of Product Development
   Dana R. Nelson..............  49 Senior Vice President of Sales
   Thomas G. Iwanski...........  39 Chief Financial Officer, Vice President of
                                     Finance and Secretary
   Daniel Sullivan.............  36 Vice President of Operations
   Hava V. Zernik..............  35 Vice President of Marketing
   Sharam Hakimi...............  36 Vice President and Chief Technical Officer

  George M. Pontiakos joined the Company in July 1996 as Vice President of Operations, and became Senior Vice President of Product Development in February 1997. Prior to joining the Company, Mr. Pontiakos was
Vice President/General Manager of Wavetek Corporation from January 1995 to July 1996, and LAN Business Unit Director for Ascom Timeplex from August 1988 to January 1995. He has also held senior management positions at Rowe International and ITT Avionics. In addition, in 1992 Mr. Pontiakos served on AT&T's Policy Board for the ISO Business Unit.

  Dana R. Nelson joined the Company in the position of Senior Vice President of Sales in June 1997. Mr. Nelson served as Vice President, Worldwide Sales and Marketing for Digi International, Inc., a manufacturer of adapter cards and communication devices, from May 1995 to June 1997. From June 1992 to February 1995, he was Vice President, Worldwide Sales at Ascom Timeplex, Inc. ("Ascom Timeplex"), a manufacturer of multiprotocol switching routers and WAN bandwith managers, which he had originally joined in December 1983.

  Thomas G. Iwanski joined the Company in June 1997 as Chief Financial Officer, Vice President of Finance and Secretary. Mr. Iwanski served as Vice President of Finance, Chief Financial Officer and Assistant Corporate Secretary from July 1994 until January 1997, and as a director from July 1994 until April 1997, of Computer Marketplace, Inc., a computer hardware broker and system integrator. From August 1991 to April 1994, he was Corporate Controller at Wahlco Environmental Systems, Inc. a manufacturer of air pollution control systems. Mr. Iwanski was also a senior manager, with approximately ten years of public accounting experience, with KPMG Peat Marwick.

  Daniel Sullivan has served as Vice President of Operations of the Company since June 1997. Mr. Sullivan previously held the position of Director of Operations from December 1996 to May 1997, after joining the Company in June 1996 as Operations Manager. From October 1995 to June 1996, he served as Operations Manager at 20th Century Fox. Mr. Sullivan also held management positions in the production and inventory departments at Retix from March 1989 to October 1995.

  Hava V. Zernik joined the Company in September 1996 as Vice President of Marketing. From November 1994 to August 1996, Ms. Zernik was Assistant Vice President of Marketing for Ascom Timeplex. From January 1994 to November 1994, she served as product Manager of Switching and ATM for Retix. From April 1992 to January 1994, Ms. Zernik was Manager of Marketing Communications for Tekelec, a manufacturer of LAN and WAN protocol analyzers and SS7 switching systems.

  Sharam Hakimi joined the Company in May 1997 as Vice President and Chief Technical Officer. Mr. Hakimi previously held the position of Director of Engineering at UB from February 1994 to May 1997. UB, a customer of the Company, is also a manufacturer of hub-based network products, where
Mr. Hakimi was responsible for the development of Ethernet, Token Ring and FDDI switching products. From August 1992 to February 1994, Mr. Hakimi served as Principal Network Architect at UB.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Company's executive compensation policies are generally determined by the Compensation Committee of the Board of Directors (the "Compensation Committee"). As of December 31, 1996, the Compensation Committee consisted of one outside director. In June 1997, a second outside director was appointed to the Compensation Committee.

  The objectives of the Company's executive compensation program (which is intended to apply to all executive officers including the Chief Executive Officer) are to align executive compensation with the Company's business objectives and performance, and to enable the Company to attract, retain and reward executives who contribute to the long-term business success of the Company. Executive compensation generally consists of (i) current compensation consisting of base salary, and cash bonuses and/or commissions; and (ii) long-term compensation consisting primarily of stock options.

  Base salaries for executive officers are designed to be competitive with salary levels of equivalent positions at similar high-technology companies. From time to time, the Compensation Committee utilizes industry survey information to ensure that executive salaries are within a competitive range. For 1996, certain executives (other than the Chief Executive Officer) were eligible to receive bonuses based in part on performance, the Company's achievement of certain revenue and profit objectives, and recommendations of the Chief Executive Officer based on the executive's overall performance and contributions during the year.

  Long-term compensation is tied directly to stockholder return. Executives and other employees of the Company receive stock option grants based on individual performance, potential contributions to the Company and comparisons to practices of similar companies in the high-technology industry.

  Base salary and other compensation for 1996 for Stephen R. Rizzone, the Company's Chief Executive Officer, are as reflected in the "Summary Compensation Table" and the sections following and have been fixed by his employment agreements with the Company. See "Employment and Severance Agreements and Arrangements" below. In establishing Mr. Rizzone's compensation package for 1996, the Compensation Committee's primary objective was that Mr. Rizzone's principal form of incentive compensation be in the form of stock-based compensation. As such, in addition to his base salary in 1996, Mr. Rizzone was awarded both options and warrants to purchase Class A Common Stock. In determining his 1996 compensation package, the Compensation Committee considered Mr. Rizzone's performance and the Company's financial growth, in addition to surveys of compensation packages of chief executive officers of companies in similar industries and of similar size.

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits to $1,000,000 the amount of "applicable employee remuneration" deductible by the Company for "covered" employees for any taxable year. No policy has been adopted with respect to Section 162(m) of the Code for executive officers; however, the Compensation Committee will continue to review the issue and monitor whether the Company's compensation plans should be amended in the future to meet the deductibility requirements.

                             The Compensation Committee of the Board of
                             Directors

                             Carlos A. Tomaszewski
                             John E. Marman

PERFORMANCE GRAPH

  The Securities and Exchange Commission rules require the Company to present a performance graph comparing the annual percentage change in the cumulative total stockholder return on the Company's Class A Common Stock with the cumulative total return of (i) a broad equity market index and (ii) a published industry index or Company selected peer group. The following performance graph assumes an initial investment of $100 and the reinvestment of all dividends and compares the Company's stockholder return on its Class A Common Stock with that of companies listed on Standard and Poor's SmallCap 600 Index and a peer group selected by the Company. Although such graph would normally be for a five-year period, the Company's Class A Common Stock has only been publicly traded since May 3, 1995 (the date of the Company's initial public offering) and, as a result, the following graph compares quarterly percentage changes commencing as of that date. From the time trading commenced until January 7, 1997, the Company's Class A Common Stock traded on the Small Cap Market of the Nasdaq Stock Market. On January 7, 1997, the Company's Class A Common Stock commenced trading on the Nasdaq National Market. As a result, the percentage increase in stockholder return shown on the graph should not be considered indicative of future performance.

  The Company has created a special peer group index that includes companies in the principal line of business in which the Company does business. The following companies have been included in the peer group index: Digi International, Inc., Madge Networks, Network Peripherals, Inc., ODS Networks, Inc., Plaintree Systems, Inc., Premisys Communications, Inc., Retix, Standard Microsystems Corporation and Xylan Corporation.

                             [GRAPH APPEARS HERE]

                                INDEXED RETURNS
                                 QUARTER ENDED

                         BASE PERIOD
COMPANY/INDEX            MAY 3, 1995 JUNE 1995 SEP 1995 DEC 1995 MAR 1996 JUN 1996 SEP 1996 DEC 1996
-------------            ----------- --------- -------- -------- -------- -------- -------- --------
NetVantage, Inc.--CLA...    $100      $ 94.74  $160.53  $165.79  $152.63  $234.21  $310.53  $189.47
Peer Group..............     100       105.05   123.82   133.41   113.53   104.13    92.21    63.08
S & P SmallCap 600
 Index..................     100       108.67   122.56   123.12   130.16   136.93   141.33   149.37

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Carlos A. Tomaszewski, the only member of the Company's Compensation Committee as of December 31, 1996, has never been an officer or employee of the Company, except when he served as Chairman of the Board from 1991 to 1994. John E. Marman has never been an officer or employee of the Company. During 1996, no executive officer of the Company served on the board of directors or compensation committee of another company that had an executive officer serve on the Company's Board of Directors or Compensation Committee.

SUMMARY COMPENSATION TABLE

  The following table sets forth information concerning the compensation paid to or earned by the Chief Executive Officer and the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") serving at December 31, 1996, for services rendered in all capacities to the Company:

                          SUMMARY COMPENSATION TABLE

                                                                                                   LONG-TERM
                                                                                                  COMPENSATION
                                                                   ANNUAL COMPENSATION(1)            AWARDS
                                                              ---------------------------------- ------------
                                                                                    OTHER ANNUAL    SHARES
  NAME AND PRINCIPAL                                                                COMPENSATION  UNDERLYING
       POSITION                                       YEAR(2) SALARY($) BONUS($)       ($)(3)     OPTIONS(#)
  ------------------                                  ------- --------- --------    ------------ ------------
Stephen R. Rizzone(4)...............................   1996   $147,115       --        $1,798       70,000(5)
 Chairman of the Board, President...................   1995                                         60,000(5)
 and Chief Executive Officer

Aubrey C. Brown(6)..................................   1996     98,335  $282,395(7)     1,210       42,500
 Former Senior Vice President of....................   1995     98,308     2,213          --        50,000
 Sales and Marketing

George M. Pontiakos(8)..............................   1996     59,538    55,000          291       60,000
 Senior Vice President of
 Product Development

Thomas V. Baker(9)..................................   1996    115,016    80,000          --        66,500
 Former Chief Financial Officer,....................   1995     82,850                    --        36,000
 Secretary and Director

Errol Ginsberg(10)..................................   1996    120,374    52,279          --       110,000
 Former Vice President of
 Engineering

--------
 (1) Excludes perquisites and other personal benefits paid to each Named Executive Officer, as such amounts were less than the lesser of (i) $50,000 or (ii) 10% of the Named Executive Officer's total reported salary and bonus.

 (2) The Company completed its initial public offering in 1995. As such, only information for 1995 and 1996 is provided in accordance with the rules of the Securities and Exchange Commission.

 (3) Amounts reflect the Company's contributions to the NetVantage 401(k) Plan on behalf of the Named Executive Officer.

 (4) Although employment commenced in November 1995, Mr. Rizzone waived his right to receive salary until January 1, 1996. Mr. Rizzone's spouse is also employed by the Company as Director of Sales. In 1996, Mrs. Rizzone earned $75,385 in salary, $432,115 in commissions, $2,000 in bonus, in addition to a Company contribution of $971 to the NetVantage 401(k) Plan on her behalf. Mrs. Rizzone commenced employment on June 5, 1995 and earned $39,039 in salary and $3,927 in commissions during 1995. See also "Certain Relationships and Related Transactions."

 (5) Amounts do not include (i) two warrants, each to purchase 15,000 shares of Class A Common Stock at an exercise price of $7.125 per share granted to Mr. Rizzone in 1996 in connection with his then employment agreement;
     (ii) a warrant to purchase 11,765 shares of Class A Common Stock at an exercise price of $8.50 per share granted to Mr. Rizzone in 1996 in lieu of interest on a short-term loan to the Company; (iii) a warrant to purchase 11,110 shares of Class A Common Stock at an exercise price of $9.00 per share granted to Mr. Rizzone in 1996 in lieu of interest on a short-term loan to the Company; and (iv) options to purchase 32,500 shares of Class A Common Stock under the Company's 1996 Incentive and Nonstatutory Stock Option Plan (the "1996 Plan") and 7,500 shares of Class A Common Stock under the Company's 1994 Incentive and Nonstatutory Stock Option Plan (the "1994 Plan") granted to Mrs. Rizzone. See also "Certain Relationships and Related Transactions." On April 22, 1997, the exercise prices of the options and warrants listed in (i) and (iv) above were changed to $5.8125 per share and the warrants listed in (ii) and
     (iii) above were changed to $3.8125 per share.

 (6) Employment commenced on March 1, 1995 and ceased on June 12, 1997.

 (7) Includes sales commissions of $257,395 earned during 1996.

 (8) Employment commenced on July 1, 1996.

 (9) Employment commenced on October 10, 1994 and ceased on January 22, 1997.

(10) Employment commenced on March 11, 1996 and ceased on March 18, 1997.

STOCK OPTION GRANTS DURING 1996

  The following table sets forth specified information concerning grants of options to purchase Class A, Class B and Class E Common Stock of the Company made during 1996 to each of the Named Executive Officers. The Company granted no stock appreciation rights to the Named Executive Officers in 1996.

                        STOCK OPTION GRANTS DURING 1996

                                          INDIVIDUAL GRANTS
                         ---------------------------------------------------
                                    PERCENTAGE                                 POTENTIAL REALIZABLE
                                     OF TOTAL                                    VALUE AT ASSUMED
                         NUMBER OF   OPTIONS             MARKET                ANNUAL RATES OF STOCK
                         SECURITIES GRANTED TO EXERCISE PRICE AT              PRICE APPRECIATION FOR
                         UNDERLYING EMPLOYEES  OR BASE   DATE OF                 OPTION TERM(5)(6)
                          OPTIONS   IN FISCAL   PRICE     GRANT   EXPIRATION -------------------------
          NAME           GRANTED(#)    YEAR     ($/SH)  ($/SH)(5)    DATE     0%($)   5%($)    10%($)
          ----           ---------- ---------- -------- --------- ---------- ------- -------- --------
Stephen R. Rizzone(1)
  1994 Plan(2)..........   70,000        7%    $ 6.0600  $7.0625    5/23/02  $70,175 $238,310 $451,615
Aubrey C. Brown(7)
  1996 Plan(2)..........   42,500        4%     10.5625              6/5/02           152,529  346,170
George M. Pontiakos(8)
  1996 Plan(2)..........    5,000        1%     11.6875            11/20/02            19,891   45,110
  1996 Plan(2)..........   50,000        5%     11.6875             7/24/02           178,139  423,643
  1996 Plan(2)..........    5,000        1%     10.8750             9/18/02            18,526   41,998
Thomas V. Baker(9)
  1996 Plan(2)..........   31,500        3%     10.5625              6/5/02           113,051  256,573
  1996 Plan(2)..........   10,000        1%     11.3750             7/24/02            38,753   87,854
  Bonus Plan(3).........   25,000        3%      9.2500  10.8800    9/18/02   40,750  133,256  250,615
Errol Ginsberg(10)
  1992 Plan(4)..........   25,000        3%      5.8500             4/30/02            44,714  106,197
  1994 Plan(2)..........   25,000        3%      7.3125             3/20/02            62,174  141,051
  1996 Plan(2)..........   45,000        5%     10.5625              6/5/02           161,501  366,533
  Bonus Plan(3).........   15,000        2%      9.2500  10.8800    9/18/02   24,450   79,954  150,369

--------
 (1) Amounts do not include certain warrants granted to Mr. Rizzone and options granted to Mrs. Rizzone. See Note 5 to Summary Compensation Table and "Certain Relationships and Related Transactions." On April 22, 1997, the exercise price of the option listed was changed to $5.8125 per share.

 (2) Options to purchase Class A Common Stock granted under the 1994 Plan and the 1996 Plan are exercisable at the rate of 25% each year and are subject to earlier termination in the event the employee is no longer employed by the Company.

 (3) Options to purchase Class A Common Stock granted under the 1996 Bonus and Nonstatutory Stock Option Plan (the "Bonus Plan") are exercisable upon the occurrence of certain events: (i) one-third upon the redemption or conversion of at least 80% of the Class A Warrants issued in the initial public offering; (ii) one-third upon the redemption or conversion of at least 60% of the aggregate of the Class B Warrants issued in the initial public offering and upon the subsequent conversion of Class A Warrants; and (iii) one-third upon the release from escrow of one-half of the outstanding Class E Common Stock. Options issued under this plan are subject to earlier termination in the event the employee is no longer employed by the Company.

 (4) Options to purchase Class B Common Stock and Class E Common Stock (of which, on the date of grant, one-third of such shares were Class B Common Stock and two-thirds of such shares were Class E Common Stock, and after the release of one-half of the shares of Class E Common Stock from escrow in late 1996, two-thirds of such shares are Class B Common Stock and one-third of such shares are Class E Common Stock) granted under the Company's 1992 Incentive and Nonstatutory Stock Option Plan (the "1992 Plan") are exercisable at the rate of one-third each year and are subject to earlier termination in the event the employee is no longer employed by the Company.

 (5) The market price for options to purchase Class A Common Stock was set at the average of the bid and ask prices of the Class A Common Stock on the applicable date as reported by Nasdaq. Due to certain restrictions on the transferability of the underlying shares, the market price for options to purchase Class B and Class E Common Stock was set at 80% of the average of the bid and ask prices of the Class A Common Stock on the applicable date as reported by Nasdaq.

 (6) Potential gains are net of the exercise price but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 0% (in the case of options granted at an exercise price below market price), 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future market price of the Common Stock. Actual gains, if any, on stock option exercises are dependent on the future financial performance of the Company, overall market conditions and the option holders' continued employment through the vesting period.

 (7) Amounts shown reflect the options granted to Mr. Brown as of December 31, 1996 and assume expiration on the dates indicated in the table; however, by their terms, such options are subject to earlier termination in the event Mr. Brown is no longer employed by the Company. On April 22, 1997, the exercise price of the option listed was changed to $5.8125 per share. Mr. Brown's employment ceased on June 23, 1997.

 (8) On April 22, 1997, the exercise prices of the options listed were changed to $5.8125 per share.

 (9) Amounts shown reflect the options granted to Mr. Baker as of December 31, 1996 and assume expiration on the dates indicated in the table; however, by their terms, such options are subject to earlier termination in the event Mr. Baker is no longer employed by the Company. Mr. Baker's employment ceased on January 22, 1997.

(10) Amounts shown reflect the options granted to Mr. Ginsberg as of December 31, 1996 and assume expiration on the dates indicated in the table; however, by their terms, such options are subject to earlier termination in the event Mr. Ginsberg is no longer employed by the Company. Mr. Ginsberg's employment ceased on March 18, 1997.

OPTION EXERCISES AND VALUES IN 1996

  The following table summarizes options exercises during 1996, and the number of all options and the value of all in-the-money options held at the end of 1996, by each of the Named Executive Officers:

                      AGGREGATE OPTION EXERCISES IN 1996
                      AND DECEMBER 31, 1996 OPTION VALUES

                                                          NUMBER OF
                                                    SECURITIES UNDERLYING     VALUE OF UNEXERCISED
                                                   UNEXERCISED OPTIONS AT    IN-THE-MONEY OPTIONS AT
                            SHARES                  DECEMBER 31, 1996(#)     DECEMBER 31, 1996($)(5)
                         ACQUIRED ON     VALUE    ------------------------- -------------------------
          NAME           EXERCISES(#) REALIZED($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ------------ ----------- ----------- ------------- ----------- -------------
Stephen R. Rizzone(1)
  1992 Plan(2)..........      --          --         6,667       13,333       $18,333     $ 36,667
  1994 Plan(3)..........      --          --        10,000       30,000        34,375      103,125
  1994 Plan(3)..........      --          --           --        70,000           --       227,675

Aubrey C. Brown
  1992 Plan(2)..........      --          --         5,556       11,111        12,222       24,445
  1994 Plan(3)..........      --          --         8,333       25,000        22,916       68,749
  1996 Plan(3)..........      --          --           --        42,500           --           --

George M. Pontiakos
  1996 Plan(3)..........      --          --           --        60,000           --           --

Thomas V. Baker
  1992 Plan(2)..........      --          --        12,000        6,000        38,400       19,200
  1994 Plan(3)..........      --          --         9,000       27,000        45,563      136,688
  1996 Plan(3)..........      --          --           --        41,500           --           --
  Bonus Plan(4).........      --          --        16,667        8,333         1,042          521

Errol Ginsberg
  1992 Plan(2)..........      --          --           --        25,000           --        40,000
  1994 Plan(3)..........      --          --           --        25,000           --        50,000
  1996 Plan(3)..........      --          --           --        45,000           --           --
  Bonus Plan(4).........      --          --        10,000        5,000           625          312

--------
(1) Amounts do not include certain warrants to purchase Class A Common Stock granted to Mr. Rizzone or options granted to Mrs. Rizzone. See Note 5 to Summary Compensation Table and "Certain Relationships and Related Transactions."

(2) Options to purchase Class B Common Stock and Class E Common Stock (of which, on the date of grant, one-third of such shares were Class B Common Stock and two-thirds of such shares were Class E Common Stock, and after the release of one-half of the shares of Class E Common Stock from escrow in late 1996, two-thirds of such shares are Class B Common Stock and one-third of such shares are Class E Common Stock) granted under the 1992 Plan are exercisable at the rate of one-third each year and are subject to earlier termination in the event the employee is no longer employed by the Company.

(3) Options to purchase Class A Common Stock granted under the 1994 Plan and the 1996 Plan are exercisable at the rate of 25% each year and are subject to earlier termination in the event the employee is no longer employed by the Company.

(4) Options to purchase Class A Common Stock granted under the Bonus Plan are exercisable upon the occurrence of certain events: (i) one-third upon the redemption or conversion of at least 80% of the Class A Warrants issued in the initial public offering; (ii) one-third upon the redemption or conversion of at least 60% of the aggregate of the Class B Warrants issued in the initial public offering and upon the subsequent conversion of Class A Warrants; and (iii) one-third upon the release from escrow of one-half of the outstanding Class E Common Stock. Options issued under this plan are subject to earlier termination in the event the employee is no longer employed by the Company.

(5) Valuation based on the difference between the then option exercise price and the market value of the Company's Common Stock on December 31, 1996. The market price for options to purchase Class A Common Stock was set at the average of the bid and ask prices of the Class A Common Stock on that date as reported by Nasdaq. Due to certain restrictions on transferability of the underlying shares, the market price for options to purchase Class B and Class E Common Stock was set at 80% of the average of the bid and ask prices of the Class A Common Stock on that date as reported by Nasdaq. On April 22, 1997, the exercise prices of the options granted to Messrs. Rizzone, Brown and Pontiakos were changed to $5.8125 per share for options granted under the 1994 and 1996 Plans and $4.65 per share for options granted under the 1992 Plan.

EMPLOYMENT AND SEVERANCE AGREEMENTS AND ARRANGEMENTS

  The Company has had an employment agreement with Stephen Rizzone since November 1995, which has been amended and restated from time to time. On April 22, 1997, Mr. Rizzone's employment agreement was further amended and restated, effective as of January 1, 1997. His employment agreement provides for, among other things, his employment as Chairman of the Board, President and Chief Executive Officer through December 31, 2001, at an initial base salary of $200,000 per year commencing January 1, 1997, the use of a leased automobile and such other incentive compensation as is consistent with industry practice, subject to review annually by the Board. In addition to previous option grants (which were agreed to be made fully exercisable under this employment agreement), he will be granted fully exercisable options to purchase a total of 392,100 shares of Class A Common Stock, 85,267 shares of Class B Common Stock and 42,633 shares of Class E Common Stock, all with exercise prices set at the fair market value of the underlying shares as of the date of the grant. In the event of a "Reorganization" (as defined in the agreement) or the execution of an agreement for a Reorganization, he would be entitled to a cash bonus based on the total consideration to be paid in the Reorganization, divided by the number of shares of Class A Common Stock outstanding at the time of the Reorganization, such that if the resulting price per share is $15 or less, he would receive a bonus equal to 2% of the total consideration; if the resulting price per share was greater than $15 but less than $20, the bonus would be equal 3% of the total consideration; and if the resulting price per share was $20 or more, the bonus would be equal to 4% of the total consideration. The Company will reimburse and gross-up any extraordinary tax assessments or penalties that may be applied by any tax authority on the payment of such bonus and any exercise of stock options at the time of a Reorganization. The Company also agreed to lend him the total of $750,000 in exchange for his promissory note secured by options and warrants to purchase 182,875 shares of Company Common Stock (see "Certain Relationships and Related Transactions" below). Pursuant to a Letter Agreement with Mr. Rizzone effective April 22, 1997, the Company agreed that each year when he pays interest on the loan, the Company will pay him a cash bonus of $49,250 subject to withholding as required by law.

  The Company's agreement with Mr. Rizzone is subject to termination by either party, with or without cause on 30 days written notice. In the event the Company terminates Mr. Rizzone's agreement for any reason, or he terminates his employment due to (i) a change in duties, title or responsibility of his position, (ii) a removal from or non-election to the Board or from the position of Chairman of the Board, (iii) a change affecting Mr. Rizzone's position in organizational structure of the Company, (iv) a reduction in compensation, (v) he is required to travel more than fifty miles from his principal residence to the principal offices of the Company or (vi) an acquisition or merger of the Company, Mr. Rizzone would be entitled to certain termination benefits. Such termination benefits would include the following:
(a) his salary and benefits would continue for a period of thirty-six months from the date of termination, (b) payment would be made for accrued and unused vacation time vested as of the date of termination, and (c) the Reorganization cash bonus discussed above would be paid, effective for 48 months after termination. In the event of voluntary termination by Mr. Rizzone other than for the reasons set forth above ("Voluntary Termination"), he would not be entitled to the above termination benefits. Mr. Rizzone will have two years to exercise all options granted to him as of the effective date of his Voluntary Termination from the Company or the end of the Termination Period (as defined in the agreement). He would also be entitled to receive his Reorganization Cash Bonus up to 12 months after his Voluntary Termination. In addition, in the event Mr. Rizzone's employment with the Company should terminate for any reason, $421,667 of the principal balance of the $750,000 promissory note will be forgiven by the Company.

  The Company has an employment agreement with George Pontiakos which provides for an initial base salary of $120,000 per year (which has been currently adjusted to $150,000), eligibility for quarterly and annual bonuses ranging from 5% to 15% of base salary, and certain other benefits. In the event Mr. Pontiakos' employment is terminated for any reason, other than cause, he is entitled to a severance, at his base salary amount for six months. The Company is not obligated to provide any severance to Mr. Pontiakos should he voluntarily resign his position. In addition, if the current Chief Executive Officer is removed from his position, Mr. Pontiakos will have the option of resigning from the Company and receiving twelve months of severance at his base salary. Aubrey Brown also had a similar option to resign and receive twelve months of severance at his base salary (which is currently $180,000) in the event the current Chief Executive Officer is removed from his position.

  The Company had an employment agreement with Errol Ginsberg which provided for a base salary of $150,000 per year and certain other benefits. In the event Mr. Ginsberg is terminated for any reason, other than cause, he was entitled to severance at his base salary for one year provided he did not violate any terms of his confidentiality agreement with the Company. The Company is not obligated to provide any severance to Mr. Ginsberg should he voluntarily resign his position.

  The Company had an employment agreement with Thomas Baker which provided for an initial base salary of $80,000 which was increased from time to time by the Company. The agreement also provided for incentive compensation based on the Company achieving certain enumerated performance goals and as determined to be fair and reasonable by the Compensation Committee of the Board of Directors. The agreement further provided that in the event the employee's employment was terminated by the Company at any time for any reason other than cause, disability, death or upon the employees' voluntary termination, or by termination of the employee (or reduction in statute, nature of duties, employee benefits or working conditions from those enjoyed by all other executives at the same level or higher) within 120 days following a "Change of Control" of the Company, the Company would pay the employee an amount equal to the sum of (i) the employee's accrued but unpaid base salary, and one year's base salary at the employee's then prevailing base salary; (ii) all accrued and unpaid vacation pay as of his termination date; and (iii) all accrued and unpaid incentive compensation through the most recent date prior to termination for which such incentive compensation would be calculated.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's executive officers and directors and persons who own more than ten percent of the Company's Common Stock timely file initial reports of ownership of the Company's Common Stock and other equity securities and reports of changes in such ownership with the Securities and Exchange Commission and the Nasdaq Stock Market. After a review of such insider reports, the Company believes that all required reports have been timely filed, except (i) Mr. Rizzone was late in filing a Form 3, a Form 5 for 1995 (showing three exempt transactions) and a Form 5 for 1996 (showing nine transactions, most of which should have been reported on a total of five Form 4s during that year but were not), all such transactions related to option and warrant grants to Mr. Rizzone and his spouse; (ii) Mr. Brown was late in filing a Form 3, a Form 5 for 1995 (showing three exempt transactions) and a Form 5 for 1996 (showing two transactions that should have been reported on a total of two Form 4s during that year but were not), all such transactions related to option grants to Mr. Brown; and (iii) Mr. Pontiakos was late in filing a Form 3 and a Form 5 for 1996 (showing four transactions, most of which should have been reported on a total of two Form 4s during that year but were not), all such transactions related to option grants to Mr. Pontiakos. These individuals have made the appropriate filings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Mr. Rizzone, the Company's Chairman of the Board, Chief Executive Officer and President is married to Mashid Rizzone, the Company's Director of Sales, who is separately compensated by the Company. See Notes 4 and 5 to "Executive Compensation--Summary Compensation Table." Since the beginning of 1997, the Company has lent Mr. Rizzone a total of $750,000 in exchange for a promissory note. Interest on the note accrues at a rate of 6.23% per annum and is payable annually in arrears. The unpaid principal and any unpaid accrued interest, less any amounts forgiven, is due and payable upon the earlier of (i) April 22, 2000 or (ii) 180 days following the date Mr. Rizzone ceases to be employed by the Company. The loan is secured by options and warrants to purchase 182,875 shares of Common Stock granted to Mr. Rizzone. See also "Employment and Severance Agreements and Arrangements."

  In 1996, the Company issued four warrants to Mr. Rizzone to purchase Class A Common Stock. Two warrants were issued in consideration of the payment of $300 in connection with Mr. Rizzone's 1996 Employment Agreement. The first warrant granted him the right to purchase 15,000 shares of Class A Common Stock, at an exercise price of $7.125 per share, exercisable on the date the first half of the outstanding shares of Class E Common Stock were converted into shares of Class B Common Stock (an event which occurred prior to the end of 1996). The other warrant granted him the right to purchase 15,000 shares of Class A Common Stock, at an exercise price of $7.125 per share, exercisable on the date all remaining outstanding shares of Class E Common Stock are converted into shares of Class B Common Stock (an event which has yet to occur). Both warrants terminate on January 1, 1999. Two additional warrants were issued in lieu of interest owed by the Company to Mr. Rizzone for two short-term loans totaling $200,000 made by him to fund operations. One warrant granted him the right to purchase 11,765 shares of Class A Common Stock at an exercise price of $8.50 per share (a $2.00 discount from the closing price of the Class A Common Stock on the date the first loan was made). The other warrant granted him the right to purchase 11,110 shares of Class A Common Stock at an exercise price of $9.00 per share (a $2.00 discount from the closing price of the Class A Common Stock on the date the second loan was made). Both warrants were immediately exercisable and terminate on October 14, 2001. On April 22, 1997, the exercise prices of each of the warrants to purchase 15,000 shares were changed to $5.8125 per share and the other warrants were changed to $3.8125 per share.

  On January 10, 1996, the Company completed the sale of 512,996 shares and 341,997 shares (or 854,993 shares in the aggregate) of its Class A Common Stock to Seiji Uehara, a director of the Company, and Isao Okawa, respectively, for cash consideration of $5.848 per share (or $5,000,000 in the aggregate). The per share purchase price, although less than the market price of the Class A Common Stock at time, was deemed to be fair to the Company because the shares issued in the transaction were "restricted securities" within the meaning of Rule 144 of the Securities Act. The average of the bid and ask prices of the Company's Class A Common Stock on January 10, 1996 was $7.50 per share. Under the stock purchase agreement between the parties, the Company granted Messrs. Uehara and Okawa certain "piggy back" registration rights and agreed to provide them certain indemnification. At the time of the transaction, Mr. Uehara was also the president of NextCom, and Mr. Okawa was the chairman and president of the parent of NextCom.

  In June 1996, NextCom advanced the Company $500,000 in cash. In lieu of interest expense, NextCom received an additional 5% discount on all its purchases of Company products until the advance was paid off in October 1996. The amount of the additional discount received by NextCom totaled $23,312. Total 1996 sales to NextCom were $1.5 million (or 6% of total revenues). At December 31, 1996, the amount due the Company for product purchases by NextCom were $899,381 (or 10% of the Company's total accounts receivable). The Company also entered into a sales incentive plan with NextCom to promote sales growth and market awareness of the Company's products. In connection with the plan, the Company paid NextCom $27,000 in cash.

  In July 1995, the Company completed a private sale of 165,000 shares of Class A Common Stock to Ungermann-Bass Networks, Inc. ("UB"), a customer of the Company. In accordance with the stock purchase agreement with UB, for the two year period following the date of the agreement, UB has the right to designate one candidate to the Board of Directors of the Company. On May 1, 1997, Newbridge Networks Corporation ("Newbridge"), the parent company of UB, designated Richard Tinsley as such candidate. On the same day, the Company's Board of Directors appointed Mr. Tinsley to fill a vacancy on the Board. The Company's total sales to UB for the year ended December 31, 1996 were $2,454,135 (or 9% of total annual revenues) and for the quarter ended March 31, 1997 were $520,200 (or 16% of total quarterly revenues). At December 31, 1996, UB owed the Company $345,600 for product purchases in 1996.

          PROPOSAL NO. 2--APPROVAL OF THE 1997 EQUITY INCENTIVE PLAN

GENERAL

  At the Annual Meeting, the Company's stockholders will be asked to approve the NetVantage, Inc. Equity Incentive Plan (the "1997 Equity Plan"). The 1997 Equity Plan authorizes the issuance of up to 800,000 shares of the Company's Class A Common Stock pursuant to awards granted thereunder. Awards may be in the form of stock options, restricted stock, stock purchase rights or performance shares. The number of shares subject to awards granted to a single participant over the life of the 1997 Equity Plan may not exceed 500,000. Approximately 60 persons, of whom seven are executive officers, four are directors who are not executive officers, and approximately 45 are non-executive officer employees, are expected to be eligible to participate in the 1997 Equity Plan. As of June 16, 1997, the average of the bid and ask prices of the Company's Class A Common Stock was $7.75 per share. A copy of the 1997 Equity Plan is set forth in Exhibit A to this proxy statement, and the following description of such Plan is qualified in its entirety by this reference thereto.

BACKGROUND

  The 1997 Equity Plan is intended to strengthen the Company by providing selected employees, consultants and directors of the Company an opportunity to participate in the Company's future by offering them an opportunity to acquire stock in the Company so as to retain, attract and motivate them. Administration of the 1997 Equity Plan may be either by the Board or, upon delegation by the Board, by a committee of the Board (in either case, the "Committee"). The Committee may select key employees, including executive officers, consultants and directors to receive awards under the 1997 Equity Plan and has broad discretion to determine the amount and type of awards and terms and conditions of the awards. Individual grants will generally be based on a person's present and potential contribution to the Company.

  The 1997 Equity Plan is intended to supplement the Company's 1992 Incentive and Nonstatutory Stock Option Plan, the 1994 Incentive and Nonstatutory Stock Option Plan and the 1996 Incentive Stock Plan (the "Prior Plans"). Under the Prior Plans, as of June 16, 1997, a total of 52,600 shares remained available for future grants, which is insufficient to meet the Company's equity compensation objectives. Stock-based awards are a critical component of the Company's employee compensation structure, and are especially important in attracting and retaining qualified employees at a time when the Company is experiencing rapid growth. The Company believes that the additional shares authorized by the 1997 Equity Plan are necessary to enable it to maintain an adequate equity incentive program.

  Without approval of the 1997 Equity Plan, the Company would be (i) unable to make future option grants to employees beyond the level of shares currently authorized in other option plans of the Company, (ii) disadvantaged in its recruitment and retention of employees and (iii) less attractive to acquisition targets and their key executives and technology personnel that the Company desires to acquire in implementing its growth strategy.

DESCRIPTION OF PLAN

  General. Awards may be granted in the form of stock options ("Options"), restricted stock ("Restricted Stock"), stock purchase rights ("Stock Purchase Rights") or performance shares ("Performance Shares"). Any award may be granted either alone or in addition to other awards granted under the 1997 Equity Plan. The Committee may condition the grant of the award upon the attainment of specified Company, group or division performance goals or other criteria, which need not be the same for all participants. No award may be granted under the 1997 Equity Plan on or after May 1, 2007, but outstanding awards may extend beyond that date.

  Options. Options granted under the 1997 Equity Plan may be incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options ("NQOs" or "Non-Qualified Options"). The exercise price of ISOs may not be less than the fair market value of the shares subject to the option on the date of the grant. The exercise price of NQOs must be at least

85% of the fair market value of the shares subject to the option on the date of grant. The term of any ISO granted under the Plan may not exceed ten years and the term of any NQO may not exceed 15 years. Certain other limitations are also applicable to ISOs in order to take advantage of the favorable tax treatment that may be available for ISOs.

  Restricted Stock. Restricted Stock awards consist of non-transferable shares of Class A Common Stock of the Company. The Committee may provide for the lapse of the transfer restrictions over a period of not more than ten years, or may accelerate or waive such restrictions, in whole or in part, based on service, performance or other criteria determined by the Committee.

  Stock Purchase Rights. Stock Purchase Rights consist of a grant to purchase Class A Common Stock of the Company at a purchase price of not less than 85% of the fair market value of the Class A Common Stock on the grant date. Stock Purchase Rights are exercisable for a period determined by the Committee not exceeding 30 days from the grant date.

  Performance Shares. Performance shares are shares of Class A Common Stock issuable upon the attainment of performance criteria. At the time of a grant, the Committee will determine the number of shares of Class A Common Stock to be awarded at the end of the performance period if and to the extent that the specified performance targets are met. The consideration payable by a participant with respect to a Performance Share award will be determined by the Committee but may not exceed 50% of the fair market value of the Class A Common Stock on the date of grant. The Committee will determine the performance period, which must be at least one year and not more than six years, the performance objectives to be used in granting the awards, and the extent to which the awards have been earned. Performance periods may overlap, and participants may be awarded Performance Shares having different performance criteria. Performance Share awards may be payable in cash or stock at the discretion of the Committee, and may bear interest or earn dividends.

  Other Provisions. The consideration payable for, upon exercise of, or for tax payable in connection with, an award may be paid in cash or by delivery of other property, including securities of the Company, as authorized by the Committee. The Committee shall determine the consideration payable, if any, upon the grant of any awards. Unless otherwise provided in the applicable award agreement or by the Committee, awards generally may be exercised at any time within three months after a participant's employment by, or consulting relationship with, the Company terminates (but only to the extent exercisable or payable at the time of termination). If termination is due to the participant's death, retirement or disability, the award my be exercised for one year thereafter. Shares issued under an award may be subject to a right of repurchase by the Company. No award shall be assignable or otherwise transferable by a participant other than by will or by the laws of descent and distribution.

  The Committee may adjust the performance goals and measurements applicable to awards. The Committee also may waive in whole or in part any or all restrictions, conditions, vesting or forfeiture with respect to any award granted under the 1997 Equity Plan.

  The Board may amend, alter or discontinue the 1997 Equity Plan or any award at any time, except that the consent of a participant is required if the participant's rights under an outstanding award would be impaired. In addition, no amendment, alteration or discontinuance of the 1997 Equity Plan will require the approval of the shareholders of the Company except (i) an increase in the total number of shares reserved for issuance pursuant to awards under the 1997 Equity Plan, or (ii) with respect to provisions solely as they relate to ISOs, to the extent required for the 1997 Equity Plan to comply with Section 422 of the Code, or (iii) to the extent required by other applicable laws, rules or regulations, or (iv) to the extent the Board otherwise concludes that stockholder approval is advisable. The 1997 Equity Plan will constitute an unfunded plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or arrangements to meet the obligations under the 1997 Equity Plan to deliver stock or make payments.

FEDERAL INCOME TAX CONSEQUENCES

  Incentive Stock Options. ISOs are intended to constitute "incentive stock options" within the meaning of Section 422 of the Code. ISOs may be granted only to employees of the Company (including directors who are also employees). An optionee does not recognize taxable income upon either the grant or exercise of an ISO. However, the excess of the fair market value of the shares purchased upon exercise over the option exercise price (the "Option Spread") is includable in the optionee's "alternative minimum taxable income" ("AMTI") for purposes of the alternative minimum tax ("AMT"). The Option Spread is generally measured on the date of exercise and is includable in AMTI in the year of exercise. Special rules regarding the time of AMTI inclusion may apply for shares subject to repurchase right or other "substantial risk of forfeiture" (including, in the case of each person subject to the reporting requirements of Section 16 of the Exchange Act, limitations on resale of shares imposed under Section 16(b) of the Exchange Act).

  If an optionee holds the shares purchased under an ISO for at least two years from the date the ISO is granted and for at least one year from the date the ISO is exercised, any gain from a sale of the shares other than to the Company is taxable as long-term capital gain. Under these circumstances, the Company would not be entitled to a tax deduction at the time the ISO is exercised or at the time the stock is sold. If an optionee were to dispose of stock acquired pursuant to an ISO before the end of the required holding periods (a "Disqualifying Disposition"), the amount by which the market value of the stock at the time the ISO is exercised exceeds the exercise price (or, if less, the amount of gain realized on the sale) is taxable as ordinary income, and the Company is entitled to a corresponding tax deduction. Such income is subject to information reporting requirements and may become subject to income and employment tax withholding. Gain from a Disqualifying Disposition in excess of the amount required to be recognized as ordinary income is capital gain. Optionees are required to notify the Company immediately prior to making a Disqualifying Disposition. If stock is sold to the Company rather than to a third party, the sale may not produce capital gain or loss; such a sale will constitute a redemption of such shares which could be taxable as a dividend unless it is "not essentially equivalent to a dividend" within the meaning of the Code. The timing and amount of income from a Disqualifying Disposition and the beginning of the optionee's holding period for determining whether capital gain or loss is long- or short-term may be affected if option stock is acquired subject to a repurchase right or other "substantial risk of forfeiture" (including in the case of each person subject to the reporting requirements of Section 16 of the Exchange Act, limitations on resale of shares imposed under Section 16(b) of the Exchange Act).

  Nonqualified Stock Options. An optionee is not taxable upon the award of a NQO. Federal income tax consequences upon exercise depend upon whether the shares thereby acquired are subject to a "substantial risk of forfeiture." If the shares are not subject to a substantial risk of forfeiture, or if they are so restricted and the optionee files an election under Section 83(b) of the Code (a "Section 83(b) Election") with respect to the shares, the optionee will have ordinary income at the time of exercise measured by the Option Spread on the exercise date. The optionee's tax basis in the shares will be the fair market value of the shares on the date of exercise, and the holding period for purposes of determining whether capital gain or loss upon sale is long- or short-term also will begin on or immediately after that date. If the shares are subject to a substantial risk of forfeiture and no Section 83(b) Election is filed, the optionee will not be taxable upon exercise, but instead will have ordinary income on the date the restrictions lapse, in an amount equal to the difference between the amount paid for the shares under the NQO and their fair market value as of the date of lapse; in addition, the optionee's holding period will begin on the date of the lapse. Whether or not the shares are subject to a substantial risk of forfeiture, the amount of ordinary income taxable to an optionee who is an employee at the time of grant constitutes "supplemental wages" subject to withholding of income and employment taxes by the Company, and the Company receives a corresponding income tax deduction.

  Upon sale, other than to the Company, of shares acquired under a NQO, an optionee generally will recognize capital gain or loss to the extent of the difference between the sale price and the optionees's tax basis in the shares, which will be long-term gain or loss if the employee's holding period in the shares is more than one year. If stock is sold to the Company, rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to the Company will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is "not essentially equivalent to a dividend" within the meaning of the Code.

  Restricted Stock. Upon receipt of Restricted Stock, a recipient generally has taxable income in the amount of the excess of the then fair market value of the Common Stock over any consideration paid for the Common Stock (the "spread"). However, if the Common Stock is subject to a "substantial risk of forfeiture" (described under "Incentive Stock Options," above) and the recipient does not make a Section 83(b) Election, the recipient will have taxable income upon lapse of the risk of forfeiture, rather than at receipt, in an amount equal to the spread on the date of lapse. The taxable income constitutes supplemental wages subject to income and employment tax withholding, and the Company receives a corresponding income tax deduction. The consequences upon sale or disposition of Restricted Stock generally are the same as for Common Stock acquired under a NQO (see above).

  Performance Shares. Receipt of an award of Performance Shares will generally be treated for tax purposes in the same manner as an award of Restricted Stock, i.e., as receipt of property subject to restrictions.

  Stock Purchase Rights. The tax treatment of Stock Purchase Rights is identical to that of NQOs, as described above.

  Restrictions on Deductibility of Compensation. The 1997 Equity Plan permits acceleration and vesting of Awards and Options in the event of a change in control of the Company. If a change in control occurs and such acceleration and vesting is permitted, then the value that thereby accrues to an employee or consultant who is also an officer or stockholder of the Company, or who is "highly compensated" (which, generally, means among the highest paid one percent of all employees (and consultants) of the Company) may constitute an "excess parachute payment." In general, payments are "excess parachute payments" if they are triggered by a change in control and exceed three times the recipient's average compensation from the Company over the preceding five years (or term of service if shorter). "Excess parachute payments" are not deductible by the Company and are subject to a 20 percent excise tax that is imposed on the recipient but that must be withheld by the Company.

  Compensation paid to the Chief Executive Officer and the next four most highly compensated officers of the Company is not deductible by the Company to the extent that it exceeds $1 million in a tax year of the Company unless it constitutes qualified performance-based compensation and certain other conditions are satisfied. While the Company generally intends to attempt to cause compensation paid under the 1997 Equity Plan to qualify as "performance-based" for this purpose, when consistent with the goals of the Plan, certain discretionary features of the Plan may prevent such compensation from so qualifying.

  The foregoing summarizes certain Federal income tax consequences relating to the awards; however, reference is made to the applicable provisions of the Code and its rules and regulations. In addition, various state and local laws may provide tax consequences that vary significantly from the Federal income tax consequences described above. Each participant may wish to discuss specific questions with his own tax adviser or attorney.

  The following table sets forth the number of shares of Class A Common Stock which can be purchased upon exercise of the grants of options awarded to date to (i) the Company's Chief Executive Officer and one Named Executive Officer (the other Named Executive Officers, who are no longer with the Company and received no awards under the 1997 Equity Plan, are not included); (ii) the Company's current executive officers who are not Named Executive Officers (excluding those individuals who did not receive grants under the 1997 Equity
Plan); (iii) all current executive officers as a group; (iv) all current directors who are not executive officers; and (v) all employees, including all current officers who are not executive officers as a group, under the 1997 Equity Plan subject to approval of such Plan by the stockholders. Additional grants under the 1997 Equity Plan will be made at the discretion of the Board, and accordingly, are not yet determinable. Benefits under the 1997 Equity Plan will depend on a number of factors, including the fair market value of the Company's Common Stock on future dates and, in the case of stock options, the exercise decisions made by the optionees. Consequently, it is not possible to determine the benefits that might be received by participants in the 1997 Equity Plan.

                            NEW PLAN BENEFITS TABLE

                                                                   SHARES
                                                                 UNDERLYING
     NAME AND PRINCIPAL POSITION                                OPTIONS(#)(1)
     ---------------------------                                -------------
     Stephen R. Rizzone........................................    133,600
      Chairman of the Board, President and Executive Officer

     George M. Pontiakos.......................................        --
      Senior Vice President of Product Development

     Dana R. Nelson ...........................................     85,000
      Senior Vice President of Sales

     Thomas G. Iwanski ........................................     50,000
      Chief Financial Officer, Vice President of Finance and
       Secretary

     Sharam Hakimi ............................................     25,000
      Vice President and Chief Technical Officer

     All Executive Officers as a Group.........................    293,600

     All Non-Executive Directors as a Group....................     40,000

     All Non-Executive Officer Employees as a Group............     51,000

--------
(1)  All options are granted at fair market value at date of grant.

VOTE REQUIRED

  The affirmative vote of a majority of the shares of Common Stock present or represented and voting at the Annual Meeting is required to adopt this proposal.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1997 EQUITY INCENTIVE PLAN.

                                 OTHER MATTERS

INDEPENDENT ACCOUNTANTS

  The Board has selected Price Waterhouse LLP, independent accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 1997. Price Waterhouse LLP has audited the Company's financial statements since its inception. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are to be available to respond to appropriate questions.

EXPENSES OF SOLICITATION

  The cost of the solicitation of the Company's stockholders will be borne by the Company. Proxies may be solicited by certain directors, officers and employees of the Company personally or by telephone without receiving additional compensation. The Company has engaged MacKenzie Partners, Inc. to assist in soliciting proxies from brokers, bank nominees and institutional holders for an estimated fee of $2,500 plus reasonable expenses. The Company will reimburse brokers, fiduciaries and custodians for their reasonable costs in forwarding proxy materials to beneficial owners of Common Stock held in their names.

ANNUAL REPORT

  THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS, INCLUDING A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996 (EXCLUSIVE OF EXHIBITS THERETO), IS BEING MAILED TO ALL STOCKHOLDERS. ANY STOCKHOLDER WHO HAS NOT RECEIVED A COPY MAY OBTAIN ONE BY WRITING TO THE SECRETARY OF THE COMPANY, 201 CONTINENTAL BOULEVARD, SUITE 201, EL SEGUNDO, CALIFORNIA 90245-4427.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

  Proposals that are intended to be presented by stockholders at the 1998 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than March 9, 1998 and all other conditions for inclusion must be satisfied, in order that they may be included in the proxy statement and form of proxy related to that meeting.

OTHER MATTERS

  The Company knows of no other matters to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent in their discretion.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Stephen R. Rizzone
                                          Chairman of the Board, President and
                                          Chief Executive Officer

June 27, 1997

                                                                      EXHIBIT A

                               NETVANTAGE, INC.

                             EQUITY INCENTIVE PLAN

SECTION 1. PURPOSE; DEFINITIONS.

  (a) Purpose. The purpose of the Plan is to provide the directors and selected eligible employees of, and consultants to, NetVantage, Inc., a Delaware corporation, its subsidiaries and affiliates an opportunity to participate in the Company's future by offering them an opportunity to acquire stock in the Company so as to retain, attract and motivate them.

  (b) Definitions. For purposes of the Plan, the following terms have the following meanings:

    (i) "Award" means any award under the Plan, including any Option, Restricted Stock, Stock Purchase Right or Performance Share Award.

    (ii) "Award Agreement" means, with respect to each Award, the signed written agreement between the Company and the Plan participant setting forth the terms and conditions of the Award.

    (iii) "Board" means the Board of Directors of the Company.

    (iv) "Change in Control" has the meaning set forth in Section 9(a).

    (v) "Change in Control Price" has the meaning set forth in Section 9(c).

    (vi) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

    (vii) "Commission" means the Securities and Exchange Commission and any successor agency.

    (viii) "Committee" means the Committee referred to in Section 2, or the Board in its capacity as administrator of the Plan in accordance with
  Section 2.

    (ix) "Company" means NetVantage, Inc., a Delaware corporation.

    (x) "Disability" means permanent and total disability as determined by the Committee for purposes of the Plan.

    (xi) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

    (xii) "Fair Market Value" means as of any given date (a) if the Stock is listed on any established stock exchange or a national market system, either the closing sale price for the Stock or the closing bid if no sales were reported, or the average of the bid and ask prices, as selected by the Committee in its discretion, as quoted on such system or exchange, as reported in The Wall Street Journal; or (b) in the absence of an established market for the Stock, the fair market value of the Stock as determined by the Committee in good faith.

    (xiii) "Incentive Stock Option" means any Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

    (xiv) "Nonqualified Stock Option" means any Option that is not an Incentive Stock Option.

    (xv) "Option" means an option granted under Section 5.

    (xvi) "Performance Period" means the period determined by the Committee under Section 8(a).

    (xvii) "Performance Share" means a share of Stock granted pursuant to a Performance Share Award.

    (xiii) "Performance Share Award" means an Award under Section 8.

    (xix) "Plan" means this NetVantage, Inc. Equity Incentive Plan, as amended from time to time.

    (xx) "Restricted Stock" means an Award of Stock subject to restrictions, as more fully described in Section 6.

    (xxi) "Restriction Period" means the period determined by the Committee under Section 6(b).

    (xxii) "Rule 16b-3" means Rule 16b-3 under Section 16(b) of the Exchange Act, as amended from time to time, and any successor rule.

    (xxiii) "Stock" means the Class A Common Stock of the Company, and any successor security.

    (xxiv) "Stock Purchase Right" means an Award granted under Section 7.

    (xxv) "Subsidiary" has the meaning set forth in Section 424 of the Code.

    (xxvi) "Tax Date" means the date defined in Section 10(f).

    (xxvii) "Termination" means, for purposes of the Plan, with respect to a participant, that (a) if the participant is a director of the Company, he or she has ceased to be, for any reason, a director and (b) if the participant is an employee of or consultant to the Company, he or she has ceased to be, for any reason, employed by, or consulting to, the Company, a subsidiary or an affiliate; provided, that for purposes of this definition, if so determined by the Committee, Termination shall not include a change in status from an employee of, to a consultant to the Company or any subsidiary or affiliate, or vice versa.

SECTION 2. ADMINISTRATION.

  (a) Committee. The Plan shall be administered by the Board or, upon delegation by the Board, by a committee of the Board that will satisfy Rule 16b-3 and Section 162(m) of the Code, as in effect with respect to the Company from time to time. In connection with the administration of the Plan, the Committee shall have the powers possessed by the Board. The Committee may act only by a majority of its members, except that the Committee may from time to time select another committee or one or more other persons to be responsible for any matters so long as the selection comports with the requirements of
Section 162(m) of the Code and Rule 16b-3. The Board at any time may abolish the Committee and revest in the Board the administration of the Plan.

  (b) Authority. The Committee shall grant Awards to directors, eligible employees and consultants. In particular and without limitation, the Committee, subject to the terms of the Plan, shall:

    (i) select the directors, officers, other key employees and consultants to whom Awards may be granted;

    (ii) determine whether and to what extent Awards are to be granted under the Plan;

    (iii) determine the number of shares to be covered by each Award granted under the Plan;

    (iv) determine the terms and conditions of any Award granted under the Plan and any related loans to be made by the Company, based upon factors determined by the Committee; and

    (v) determine to what extent and under what circumstances any Award payments may be deferred by a participant.

  (c) Committee Determinations Binding. The Committee may adopt, alter and repeal administrative rules, guidelines and practices governing the Plan as it from time to time shall deem advisable, may interpret the terms and provisions of the Plan, any Award and any Award Agreement and may otherwise supervise the administration of the Plan. Any determination made by the Committee pursuant to the provisions of the Plan with respect to any Award shall be made in its sole discretion at the time of the grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time. All decisions made by the Committee under the Plan shall be binding on all persons, including the Company and Plan participants.

SECTION 3. STOCK SUBJECT TO PLAN.

  (a) Number of Shares. The total number of shares of Stock reserved and available for issuance pursuant to Awards under this Plan shall be 800,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares or shares reacquired in private transactions or open market purchases, but all shares issued under the Plan, regardless of source, shall be counted against the 800,000 share limitation. If any Option terminates or expires without being exercised in full or if any shares of Stock subject to an Award are forfeited, or if an Award otherwise terminates without a payment being made to the participant in the form of Stock, the shares issuable under such Option or Award shall again be available for issuance in connection with Awards. Any Award under this Plan shall be governed by the terms of the Plan and any applicable Award Agreement.

  (b) Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Stock, such substitution or adjustments shall be made in the aggregate number of shares of Stock reserved for issuance under the Plan, in the number and exercise price of shares subject to outstanding Options, and in the number of shares subject to other outstanding Awards, as may be determined to be appropriate by the Committee, in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number.

SECTION 4. ELIGIBILITY.

  Awards may be granted to directors, officers and other key employees of, and consultants to, the Company, its subsidiaries and affiliates.

SECTION 5. STOCK OPTIONS.

  (a) Types. Any Option granted under the Plan shall be in such form as the Committee may from time to time approve. The Committee shall have the authority to grant to any participant Incentive Stock Options, Nonqualified Stock Options or both types of Options. Incentive Stock Options may be granted only to employees of the Company, its parent (within the meaning of Section 424(e) of the Code) or Subsidiaries. Any portion of an Option that is not designated as, or does not qualify as, an Incentive Stock Option shall constitute a Nonqualified Stock Option.

  (b) Terms and Conditions. Options granted under the Plan shall be subject to the following terms and conditions:

    (i) Option Term. The term of each Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the Option is granted, and no Nonqualified Stock Option shall be exercisable more than 15 years after the date the Option is granted. If, at the time the Company grants an Incentive Stock Option, the optionee owns directly or by attribution stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent or Subsidiary of the Company, the Incentive Stock Option shall not be exercisable more than five years after the date of grant.

    (ii) Grant Date. The Company may grant Options under the Plan at any time and from time to time before the Plan terminates. The Committee shall specify the date of grant or, if it fails to, the date of grant shall be the date of action taken by the Committee to grant the Option. However, if an Option is approved in anticipation of employment, the date of grant shall be the date the intended optionee is first treated as an employee for payroll purposes.

    (iii) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be equal to at least 85 percent of the Fair Market Value on the date of grant, and in the case of Incentive Stock Options shall be equal to at least the Fair Market Value on the date of grant; provided, however, that if, at the time the Company grants an Incentive Stock Option, the optionee owns directly or by attribution stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent or Subsidiary of the Company, then the exercise price shall be not less than 110 percent of the Fair Market Value on the date the Incentive Stock Option is granted.

    (iv) Exercisability. Subject to the other provisions of the Plan, an Option shall be exercisable in its entirety at grant or at such times and in such amounts as are specified in the Award Agreement evidencing the Option. The Committee, in its absolute discretion, at any time may waive any limitations respecting the time at which an Option first becomes exercisable, in whole or in part, including acceleration in connection with a reorganization of the Company if there is no adverse consequences to the Company therefrom.

    (v) Method of Exercise; Payment. To the extent the right to purchase shares has accrued, Options may be exercised, in whole or in part, from time to time, by written notice from the optionee to the Company stating the number of shares being purchased, accompanied by payment of the exercise price for the shares.

SECTION 6. RESTRICTED STOCK.

  (a) Price. The Committee may grant to a participant Restricted Stock. The grantee shall pay no consideration therefor.

  (b) Restrictions. Subject to the provisions of the Plan and the Award Agreement, during the Restriction Period set by the Committee, commencing with, and not exceeding ten years from, the date of such Award, the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock. Within these limits, the Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance or such other factors or criteria as the Committee may determine.

  (c) Dividends. Unless otherwise determined by the Committee, with respect to dividends on shares of Restricted Stock, dividends payable in cash shall be automatically reinvested in additional Restricted Stock, and dividends payable in Stock shall be paid in the form of Restricted Stock.

  (d) Termination. Except to the extent otherwise provided in the Award Agreement and pursuant to Section 6(b), in the event of a Termination during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant.

SECTION 7. STOCK PURCHASE RIGHTS.

  (a) Price. The Committee may grant Stock Purchase Rights which shall enable the recipient to purchase Stock at a price equal to not less than 85 percent of its Fair Market Value on the date of grant.

  (b) Exercisability. Stock Purchase Rights shall be exercisable for a period determined by the Committee not exceeding 30 days from the date of the grant.

SECTION 8. PERFORMANCE SHARES.

  (a) Awards. The Committee shall determine the nature, length and starting date of the Performance Period for each Performance Share Award, which period shall be at least one year and not more than six years. The consideration payable by a participant with respect to a Performance Share Award shall be an amount determined by the Committee in the exercise of the Committee's discretion at the time of the Award; provided, that the amount of consideration may be zero and may in no event exceed 50 percent of the Fair Market Value at the time of grant. The Committee shall determine the performance objectives to be used in awarding Performance Shares and the extent to which such Performance Shares have been earned. Performance Periods may overlap and participants may participate simultaneously with respect to Performance Share Awards that are subject to different Performance Periods and different performance factors and criteria. At the beginning of each Performance Period, the Committee shall determine for each Performance Share Award subject to such Performance Period the number of shares of Stock (which may consist of Restricted Stock) to be awarded to the participant at the end of the Performance Period if and to the extent that the relevant measures of performance for such Performance Share Award are met. Such number of shares of Stock may be fixed or may vary in accordance with such performance or other criteria as may be determined by the Committee. The Committee may provide that (i) amounts equivalent to interest at such rates as the Committee may determine, or (ii) amounts equivalent to dividends paid by the Company upon outstanding Stock shall be payable with respect to Performance Share Awards.

  (b) Termination. Except as otherwise provided in the Award Agreement or determined by the Committee, in the event of a Termination during a Performance Period, the participant shall not be entitled to any payment with respect to the Performance Shares subject to the Performance Period.

  (c) Form of Payment. Payment shall be made in the form of cash or whole shares of Stock, as the Committee, in its discretion, shall determine.

SECTION 9. CHANGE IN CONTROL.

  (a) Definition of "Change in Control". For purposes of Section 9(b), a "Change in Control" means the occurrence of any one of the following:

    (i) Any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a subsidiary, an affiliate, or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35 percent or more of the combined voting power of the Company's then outstanding securities;

    (ii) The solicitation of proxies (within the meaning of Rule 14a-1(k) under the Exchange Act and any successor rule) with respect to the election of any director of the Company where such solicitation is for any candidate who is not a candidate proposed by a majority of the Board in office prior to the time of such election; or

    (iii) The dissolution or liquidation (partial or total) of the Company or a sale of assets involving 30 percent or more of the assets of the Company, any merger or reorganization of the Company whether or not another entity is the survivor, a transaction pursuant to which the holders, as a group, of all of the shares of the Company outstanding prior to the transaction hold, as a group, less than 70 percent of the shares of the Company outstanding after the transaction, or any other event which the Board determines, in its discretion, would materially alter the structure of the Company or its ownership.

  (b) Impact of Event. In the event of a "Change in Control" as defined in
Section 9(a), but only if and to the extent so specifically determined by the Board in its discretion, which determination may be amended or reversed only by the affirmative vote of a majority of the persons who were directors at the time such determination was made, acceleration and valuation provisions no more favorable to participants than the following may apply:

    (i) Any Options outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested.

    (ii) The restrictions and limitations applicable to any Restricted Stock and Stock Purchase Rights shall lapse, and such Restricted Stock shall become fully vested.

    (iii) The value (net of any exercise price) of all outstanding Options, Restricted Stock and Stock Purchase Rights, unless otherwise determined by the Committee at or after grant and subject to Rule 16b-3, shall be cashed out on the basis of the "Change in Control Price," as defined in Section 9(c), as of the date such Change in Control is determined to have occurred or such other date as the Board may determine prior to the Change in Control.

    (iv) Any outstanding Performance Share Awards shall be vested and paid in full as if all performance criteria had been met.

  (c) Change in Control Price. For purposes of this Section 9, "Change in Control Price" means the highest price per share paid in any transaction reported on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System or paid or offered in any bona fide transaction related to a potential or actual Change in Control of the Company at any time during the preceding 60-day period as determined by the Board, except that, in the case of Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Board decides to cash out such Options.

SECTION 10. GENERAL PROVISIONS.

  (a) Award Grants. Any Award may be granted either alone or in addition to other Awards granted under the Plan. Subject to the terms and restrictions set forth elsewhere in the Plan, the Committee shall determine the consideration, if any, payable by the participant for any Award and, in addition to those set forth in the Plan, any other terms and conditions of the Awards. The Committee may condition the grant or payment of any Award upon the attainment of specified performance goals or such other factors or criteria, including vesting based on continued service on the Board, employment or consulting, as the Committee shall determine. Performance objectives may vary from participant to participant and among groups of participants and shall be based upon such Company, subsidiary, group or division factors or criteria as the Committee may deem appropriate, including, but not limited to, earnings per share or return on equity. The other provisions of Awards also need not be the same with respect to each recipient. Unless specified otherwise in the Plan or by the Committee, the date of grant of an Award shall be the date of action by the Committee to grant the Award. The Committee may also substitute new Options for previously granted Options, including previously granted Options having higher exercise prices.

  (b) Award Agreement. As soon as practicable after the date of an Award grant, the Company and the participant shall enter into a written Award Agreement identifying the date of grant, and specifying the terms and conditions of the Award. Options are not exercisable until after execution of the Award Agreement by the Company and the Plan participant, but a delay in execution of the Award Agreement shall not affect the validity of the Option grant.

  (c) Certificates. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders, legends and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any market in which the Stock is then traded and any applicable federal, state or foreign securities law.

  (d) Termination. Unless otherwise provided in the applicable Award Agreement or by the Committee, in the event of Termination for any reason other than death, retirement or Disability, Awards held at the date of Termination (and only to the extent then exercisable or payable, as the case may be) may be exercised in whole or in part at any time within three months after the date of Termination, or such lesser period specified in the Award Agreement (but in no event after the expiration date of the Award), but not thereafter. If Termination is due to retirement or to death or Disability, Awards held at the date of Termination (and only to the extent then exercisable or payable, as the case may be) may be exercised in whole or in part by the participant in the case of retirement or Disability, by the participant's guardian or legal representative or by the person to whom the Award is transferred by will or the laws of descent and distribution, at any time within one year from the date of Termination or any lesser period specified in the Award Agreement (but in no event after the expiration of the Award).

  (e) Delivery of Purchase Price. If and only to the extent authorized by the Committee, participants may make all or any portion of any payment due to the Company

    (i) with respect to the consideration payable for an Award,

    (ii) upon exercise of an Award, or

    (iii) with respect to federal, state, local or foreign tax payable in connection with an Award, by delivery of (x) cash, (y) check, or (z) any property other than cash (including a promissory note of the participant or shares of Stock or securities) so long as, if applicable, such property constitutes valid consideration for the Stock under, and otherwise complies with, applicable law. No promissory note under the Plan shall have a term (including extensions) of more than five years or shall be of a principal amount exceeding 90 percent of the purchase price paid by the borrower.

  (f) Tax Withholding. Unless the Committee permits otherwise, the participant shall pay to the Company in cash, promptly when the amount of such obligations becomes determinable (the "Tax Date"), all applicable federal, state, local and foreign withholding taxes that the Committee in its discretion determines to result, (i) from the lapse of restrictions imposed upon an Award, (ii) upon exercise of an Award, or (iii) from a transfer or other disposition of shares acquired upon exercise or payment of an Award, or otherwise related to the Award or the shares acquired in connection with an Award.

  A participant who has received an Award or payment under an Award may, to the extent, if any, authorized by the Committee in its discretion, make an election to (x) deliver to the Company a promissory note of the participant on the terms set forth in Section 10(e), or (y) tender any such securities to the Company to pay the amount of tax that the Committee in its discretion determines to be required to be withheld by the Company; provided, however, that such election shall be subject to the disapproval of the Committee.

  Any shares or other securities so withheld or tendered shall be valued by the Committee as of the date they are withheld or tendered; provided, however, that Stock shall be valued at Fair Market Value on such date. The value of the shares withheld or tendered may not exceed the required federal, state, local and foreign withholding tax obligations as computed by the Company.

  (g) No Transferability. No Award shall be assignable or otherwise transferable by the participant other than by will or by the laws of descent and distribution. During the life of a participant, an Award shall be exercisable, and any elections with respect to an Award may be made, only by the participant or participant's guardian or legal representative.

  (h) Adjustment of Awards; Waivers. The Committee may adjust the performance goals and measurements applicable to Awards (i) to take into account changes in law and accounting and tax rules, (ii) to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships, and (iii) to make such adjustments as the Committee deems necessary or appropriate to reflect any material changes in business conditions. In the event of hardship or other special circumstances of a participant and otherwise in its discretion, the Committee may waive in whole or in part any or all restrictions, conditions, vesting, or forfeiture with respect to any Award granted to such participant.

  (i) Non-Competition. The Committee may condition its discretionary waiver of a forfeiture, the acceleration of vesting at the time of Termination of a participant holding any unexercised or unearned Award, the waiver of restrictions on any Award, or the extension of the expiration period to a period not longer than that provided by the Plan upon such participant's agreement (and compliance with such agreement) (i) not to engage in any business or activity competitive with any business or activity conducted by the Company and (ii) to be available for consultations at the request of the Company's management, all on such terms and conditions (including conditions in addition to (i) and (ii)) as the Committee may determine.

  (j) Dividends. The reinvestment of dividends in additional Stock or Restricted Stock at the time of any dividend payment pursuant to Section 6(c) shall only be permissible if sufficient shares of Stock are available under
Section 3 for such reinvestment (taking into account then outstanding Awards).

  (k) Regulatory Compliance. Each Award under the Plan shall be subject to the condition that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Stock upon any securities exchange or for trading in any securities market or under any state or federal law, (ii) the consent or approval of any government or regulatory body or (iii) an agreement by the participant with respect thereto, is necessary or desirable, then such Award shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

  (l) Rights as Shareholder. Unless the Plan or the Committee expressly specifies otherwise, an optionee shall have no rights as a shareholder with respect to any shares covered by an Award until the stock certificates representing the shares are actually delivered to the optionee. Subject to Sections 3(b) and 6(c), no adjustment shall be made for dividends or other rights for which the record date is prior to the date the certificates are delivered.

  (m) Beneficiary Designation. The Committee, in its discretion, may establish procedures for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid.

  (n) Additional Plans. Nothing contained in the Plan shall prevent the Company, a subsidiary or an affiliate from adopting other or additional compensation arrangements for its directors, employees and consultants.

  (o) No Employment Rights; No Right to Directorship. Neither the adoption of this Plan nor the grant of any Award hereunder shall (i) confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company, a subsidiary or an affiliate to terminate the employment of any employee at any time; or (ii) confer upon any participant any right with respect to continuation of the participant's membership on the Board or shall interfere in any way with provisions in the Company's Articles of Incorporation and Bylaws relating to the election, appointment, terms of office, and removal of members of the Board.

  (p) Rule 16b-3. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with the applicable conditions of Rule 16b-3 under the Exchange Act. To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be adjusted to comply with Rule 16b-3, to the extent permitted by law and deemed advisable by the Committee. It shall be the responsibility of persons subject to Section 16 of the Exchange Act, not of the Company or the Committee, to comply with the requirements of Section 16 of the Exchange Act; and neither the Company nor the Committee shall be liable if this Plan or any transaction under this Plan fails to comply with the applicable conditions of Rule 16b-3, or if any such person incurs any liability under Section 16 of the Exchange Act.

  (q) Governing Law. The Plan and all Awards shall be governed by and construed in accordance with the laws of the State of California.

  (r) Use of Proceeds. All cash proceeds to the Company under the Plan shall constitute general funds of the Company.

  (s) Unfunded Status of Plan. The Plan shall constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or arrangements to meet the obligations created under the Plan to deliver Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan.

  (t) Assumption by Successor. The obligations of the Company under the Plan and under any outstanding Award may be assumed by any successor corporation, which for purposes of the Plan shall be included within the meaning of "Company".

  (u) Limitation on Award Grants. The Company may not grant Awards under the Plan for more than 500,000 shares to any one participant over the life of the Plan.

SECTION 11. AMENDMENTS AND TERMINATION.

  The Board may amend, alter or discontinue the Plan or any Award, but no amendment, alteration or discontinuance shall be made which would impair the rights of a participant under an outstanding Award without the participant's consent. No amendment, alteration or discontinuance shall require shareholder approval except:

    (a) an increase in the total number of shares reserved for issuance pursuant to Awards under the Plan, or

    (b) with respect to provisions solely as they relate to Incentive Stock Options, to the extent required for the Plan to comply with Section 422 of the Code, or

    (c) to the extent required by other applicable laws, rules or regulations, or

    (d) to the extent the Board otherwise concludes that shareholder approval is advisable.

SECTION 12. EFFECTIVE DATE OF PLAN.

  The Plan shall be effective as of May 1, 1997, but all Awards shall be conditioned upon approval of the Plan (a) at a duly held stockholders' meeting by the affirmative vote of the holders of a majority of the voting power of the shares of the Company represented in person or by proxy at the meeting and entitled to vote thereon, or (b) by an action by written consent of the holders of a majority of the voting power of the shares of the Company entitled to vote.

SECTION 13. TERM OF PLAN.

  No Award shall be granted on or after May 1, 2007, but Awards granted prior to May 1, 2007 may extend beyond that date.

                                NETVANTAGE, INC.                           PROXY
  The undersigned hereby appoints Stephen R. Rizzone and Carlos A. Tomaszewski, and each of them, proxies of the undersigned, each with full power to act without the other, and with full power of substitution, to represent the undersigned and vote as directed below all shares of Common Stock of NetVantage, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held July 29, 1997, or any adjournments thereof, and in their discretion on all other matters which may properly come before the Annual Meeting or any adjournments thereof.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED AND, IF NO DIRECTIONS ARE GIVEN, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED BELOW AND FOR PROPOSAL NO. 2.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW AND FOR PROPOSAL NO. 2.

  PROPOSAL NO. 1:

  ELECTION OF DIRECTORS: Stephen R. Rizzone, Seiji Uehara, Carlos A. Tomaszewski, Richard N. Tinsley and John E. Marman

              [_] FOR ALL NOMINEES            [_] WITHHOLD AUTHORITY

                  (Except As Indicated Below)     To Vote For All Nominees


  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE HIS NAME IN THE SPACE PROVIDED BELOW:

  -----------------------------------------------------------------------------

  PROPOSAL NO. 2:

  APPROVAL OF THE COMPANY'S 1997 EQUITY INCENTIVE PLAN
                                       FOR [_]   AGAINST [_]    ABSTAIN [_]


(over)


                                         Dated __________________________, 1997

                                         --------------------------------------
                                         Signature

                                         Dated __________________________, 1997

                                         --------------------------------------
                                         Signature if held jointly

                                         PLEASE SIGN EXACTLY AS YOUR NAME
                                         APPEARS HEREON. WHEN SIGNING AS
                                         ATTORNEY, ADMINISTRATOR, TRUSTEE OR
                                         GUARDIAN, SET FORTH YOUR FULL TITLE.
                                         WHEN SHARES ARE HELD IN MORE THAN ONE
                                         NAME, ALL PARTIES SHOULD SIGN. IF A
                                         CORPORATION, SIGN IN FULL CORPORATE
                                         NAME BY PRESIDENT OR OTHER AUTHORIZED
                                         OFFICER. IF A PARTNERSHIP, SIGN IN
                                         PARTNERSHIP NAME BY AUTHORIZED
                                         PERSON.

                                         PLEASE MARK, SIGN, DATE AND RETURN
                                         THE PROXY CARD USING THE ENCLOSED
                                         ENVELOPE

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS